UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2017

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information under the caption “Agreement with Mr. Radesca” in Item 5.02 is incorporated by reference herein.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nicholas Radesca as Chief Financial Officer, Treasurer and Secretary

On January 6, 2017, Timothy Salvemini stepped down as chief financial officer, treasurer and secretary of Global Net Lease, Inc. (the “Company”) by mutual agreement with the Company to pursue other opportunities, effective as of January 20, 2017. Mr. Salvemini also resigned from his roles as chief financial officer, treasurer and secretary of the Company’s advisor and property manager, effective as of January 20, 2017. Mr. Salvemini did not resign pursuant to any disagreement with the Company, its advisor or property manager, and has offered to make himself available to the Company to a facilitate a smooth transition. In addition, in connection with his resignation, Mr. Salvemini has advised the Company that he will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Following Mr. Salvemini’s resignation, the board of directors of the Company appointed Nicholas Radesca to serve as the Company’s chief financial officer, treasurer and secretary, effective as of January 20, 2017. Mr. Radesca would also serve as the chief financial officer, treasurer and secretary for the Company’s advisor and property manager, effective as of January 20, 2017. There are no related party transactions involving Mr. Radesca that are reportable under Item 404(a) of Regulation S-K.

Mr. Radesca has served as the interim chief financial officer, treasurer and secretary of New York REIT, Inc. (“NYRT”), the NYRT advisor, and the NYRT property manager since June 2015 and previously served in such capacities from February 2014 until March 2014. Mr. Radesca has served as the interim chief financial officer and treasurer of American Realty Capital New York City REIT, Inc. (“NYCR”), the NYCR advisor and the NYCR property manager since June 2015. Mr. Radesca has served as chief financial officer, treasurer and secretary of American Finance Trust, Inc. (“AFIN”), the AFIN advisor and the AFIN property manager since November 2015. He also previously served as an executive officer of AFIN, the AFIN advisor and the AFIN property manager from December 2014 until May 2015.

Mr. Radesca previously served as chief financial officer, treasurer and secretary of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”), the DNAV advisor and the DNAV property manager from January 2014, November 2014 and December 2014, respectively, in each case until the dissolution and liquidation of those entities in April 2016. Mr. Radesca previously served as chief financial officer, treasurer and secretary of Realty Finance Trust, Inc. (“RFT”) and the RFT advisor from November 2015 until September 2016. Mr. Radesca also previously served as an executive officer of RFT and the RFT from January 2013 until November 2014. Mr. Radesca previously served as the chief financial officer, treasurer and secretary of Axar Acquisition Corp. (formerly AR Capital Acquisition Corp.) from August 2014 until October 2016. Mr. Radesca previously served as an executive officer of Business Development Corporation of America (“BDCA”) from February 2013 until December 2015. Beginning in June 2015, Mr. Radesca served as the interim chief financial officer and treasurer of American Realty Capital New York City REIT II, Inc. (“NYCR II”), the NYCR II advisor and the NYCR II property manager. In December 2015, NYCR II’s stockholders approved the fund’s dissolution and liquidation. Mr. Radesca also served as the interim chief financial officer, treasurer and secretary of American Realty Capital Hospitality Trust, Inc. (“HOST”), the HOST advisor and the HOST property manager from May 2014 until December 2014. Mr. Radesca served as interim chief financial officer of American Realty Capital-Retail Centers of America, Inc. (“RCA”) and the RCA advisor from May 2014 until December 2014. Beginning in June 2015, Mr. Radesca also served as interim chief financial officer of American Realty Capital — Retail Centers of America II, Inc. (“RCA II”) and the RCA II advisor. In January 2016, RCA II’s stockholders approved the liquidation and dissolution of the fund. Beginning in October 2013, Mr. Radesca served as the chief financial officer and treasurer of the general partner of American Energy Capital Partners — Energy Recovery Program, LP, whose unitholders approved the fund’s dissolution and liquidation in November 2015. Mr. Radesca also previously served as an executive officer of the advisor to UDF V from September 2013 until April 2016.

Prior to joining the predecessor to AR Global Investments, LLC, the parent of the Company’s sponsor, in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Agreement with Mr. Radesca

In connection with Mr. Radesca’s appointment as an officer, on January 6, 2017, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Radesca (the “Indemnitee”) in order to permit the Company to indemnify the Indemnitee to the maximum extent permitted by Maryland law from and against all judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to the Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreements provide that the Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits the Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable to the Company, (b) the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee, or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants the Indemnitee the right to separate counsel at the Company’s expense in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitee or any claim made against the Indemnitee by reason of his or her service to the Company and maintain insurance in the event of a change of control.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company will file the Indemnification Agreement with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2016.

Item 7.01.   Regulation FD Disclosure.

On January 6, 2017, the Company issued a press release announcing the appointment of Mr. Radesca. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2017	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer and President